                                                                     Exhibit 99

CONTACT:  Timothy S. O'Toole                              FOR IMMEDIATE RELEASE
(513) 762-6702

            Chemed Reports First-Quarter Earnings of $.26 per Share;
                        Roto-Rooter Earnings Increase 4%

         CINCINNATI, April 17, 2003--Chemed Corporation (NYSE:CHE)
(OTCBB:CHEQP) today reported net income and income from
continuing operations of $.26 per share for the first quarter, ended March 31, 2003, as compared with net income of $.47 per share and income from continuing operations of $.39 per share in the 2002 first quarter.
         First-quarter 2003 net income and income from continuing
operations included capital gains from sales of investments of
$.22 per share and charges related to severance payments of $.24 per share.  Income from continuing operations in the same 2002 quarter included capital gains of $.08 per share from sales of investments, and net income in first-quarter 2002 also included
$.08 per share from discontinued operations.
         Service revenues and sales from continuing operations for
the 2003 first quarter were $77.6 million, 4% below 2002's $80.9 million.  For the first quarter, net cash provided by operating activities totaled $5.2 million in 2003 versus $6.6 million in
2002.
         Commenting on the company's results, Chemed President and
Chief Executive Officer Kevin J. McNamara said, "We are
encouraged by the improvement in Chemed's first-quarter results.
Our operating profit increased by 3% over the prior-year first quarter, led by an 11% increase in operating profit at our Roto-
Rooter Plumbing and Drain Service business.  Further, Roto-

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Rooter's net income of $3.6 million in the 2003 first quarter increased 4% over net income of $3.5 million in the 2002 first quarter.
         "Revenues at Roto-Rooter amounted to $64.7 million in the
first quarter of 2003, 1% below the prior-year first quarter's revenues of $65.3 million.  As a result of Roto-Rooter's
disposing of most of its heating and cooling businesses and non-
Roto-Rooter-branded operations in 2002, revenues of this line of business declined by $1.8 million in the 2003 first quarter.
Excluding these operations, revenues from Roto-Rooter company-
owned branches and independent contractors totaled $59.7 million, an increase of 2% over the prior-year first quarter.
Additionally, revenues from Roto-Rooter's franchising activities and product and equipment sales rose 8% versus 2002's first
quarter.
         "Marketing efforts aimed at business customers bore fruit in the first quarter, as increased commercial sales compensated for the still-soft residential business.  Roto-Rooter believes that dominant yellow-pages ad placement in phone directories should increase residential service calls.  Accordingly, we are
increasing advertising expenditures to improve our position as these ads come up for renewal.  We expect this to generate more residential business over the long term."
         Commenting on Chemed's other major subsidiary, Mr. McNamara continued, "Service America, our appliance and heating/air-
conditioning repair business, recorded net income of $40,000 in the 2003 first quarter compared with $327,000 in the same 2002 quarter.  Revenues at Service America declined from $15.6 million to $12.9 million, as the company continued to pare marginally

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profitable service agreements.  Service America continues to seek a balance between the lower number of contracts and the resources it needs to service them.  When this balance is achieved, Service
America should see improved operational results."
         Concluding, Mr. McNamara said, "Roto-Rooter is the largest plumbing and drain cleaning provider in North America.  Providing excellent service at a fair price will result in job count and sales growth over the long term.  Chemed's balance sheet is
extremely healthy, with cash balances exceeding long-term debt.
We possess the resources to support our subsidiaries'
growth, pursue acquisitions of Roto-Rooter franchises, and weigh opportunities in related industries.  We are relatively
optimistic about our prospects for 2003 and beyond."
         Reflecting its confidence in Chemed's solid financial
position and future earnings potential, in February, the Board of
Directors declared a quarterly dividend of $.12 per share, which was paid in March.  This represented Chemed's 127th consecutive quarterly dividend.
         Chemed Corporation (www.chemed.com), headquartered in
Cincinnati, is a New York Stock Exchange-listed corporation
operating in the residential and commercial repair-and-
maintenance-service industry through two wholly owned
subsidiaries.  Roto-Rooter Inc. is North America's largest
provider of plumbing and drain cleaning services.  Service
America Systems Inc. provides major-appliance and heating/air-
conditioning repair, maintenance, and replacement services.
         Statements in this press release or in other Chemed
communications may relate to future events or Chemed's future

                                      E - 3

performance.  Such statements are forward-looking statements and are based on present information Chemed has related to its
existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

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                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended March 31,
                                                       ------------------------------
                                                          2003                2002
                                                       ---------           ----------
 Continuing Operations
 Service revenues and sales                           $   77,645           $   80,853
                                                      ----------           ----------
    Cost of services provided and goods sold              46,152               48,508
    General and administrative expenses                   16,524 (a)           12,654
    Selling and marketing expenses                        11,078               11,993
    Depreciation                                           3,052                3,492
                                                      ----------           ----------
          Total costs and expenses                        76,806               76,647
                                                      ----------           ----------
          Income from operations                             839                4,206
    Interest expense                                        (539)                (773)
    Distributions on preferred securities                   (268)                (270)
    Other income--net                                      4,263 (b)            2,589 (b)
                                                      ----------           ----------
          Income before income taxes                       4,295 (a,b)          5,752 (b)
          Income taxes                                    (1,742)              (1,947)
                                                      ----------           ----------
          Income from continuing operations                2,553 (a,b)          3,805 (b)
 Discontinued Operations                                       -                  867
                                                      ----------           ----------
 Net Income                                           $    2,553 (a,b)     $    4,672 (b)
                                                      ==========           ==========

 Earnings Per Share
    Income from continuing operations                 $     0.26 (a,b)     $     0.39 (b)
                                                      ==========           ==========
    Net income                                        $     0.26 (a,b)     $     0.47 (b)
                                                      ==========           ==========
    Average number of shares outstanding                   9,890                9,843
                                                      ==========           ==========

 Diluted Earnings Per Share
    Income from continuing operations                 $     0.26 (a,b)     $     0.39 (b)
                                                      ==========           ==========
    Net income                                        $     0.26 (a,b)     $     0.47 (b)
                                                      ==========           ==========
    Average number of shares outstanding                   9,903                9,883
                                                      ==========           ==========

-------------------------
 (a)     Amounts include a pretax charge of $3,627,000 ($2,358,000 aftertax or $.24 per share) from severance charges in the first quarter of 2003.

 (b)     Amounts for the first quarter of 2003 include a pretax gain of $3,544,000
         ($2,151,000 aftertax or $.22 per share) from the sales of investments.
         Amounts for the first quarter of 2002 include a pretax gain of $1,141,000
         ($775,000 aftertax or $.08 per share) from the sales of investments.

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